NEWS RELEASE

405 State Highway 121 Bypass
Building A, Suite 110
Lewisville TX  75067

Investor Contact:	Company Contact:
Deborah K. Pawlowski/James M. Culligan	David N. Clark
Kei Advisors LLC	President and CEO
Phone: 716.843.3908/716.843.3874	Phone: 361.883.3990
Email: dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
Media Contact: Kristin Simons 505.888.5877 / 505.363.1496 ksimons@dwturner.com

Uranium Resources, Inc. Regains Compliance with NASDAQ Rule 4350

•	URI cures temporary violation of rule addressing independent director status
•	Received acknowledgement of compliance from NASDAQ

LEWISVILLE, TX, December 31, 2007 --- Uranium Resources, Inc. (NASDAQ: URRE) (“URI” or the “Company”), a uranium exploration, development and mining company, announced today that it received a letter from The Nasdaq Stock Market, Inc. on December 27, 2007, indicating that the Company had regained compliance with NASDAQ’s Marketplace Rule 4350(c)(1), which requires the Company’s board of directors to consist of a majority of independent directors as defined by the Nasdaq Marketplace Rules.

On December 21, 2007, the Company notified The NASDAQ Stock Market that it had rescinded the stock option grant and terminated the stipend to an independent director that had rendered it non-compliant with Marketplace Rule 4350 (c)(1).  The NASDAQ Stock Market has determined that as a result, URI has regained compliance with the rules governing the independence of its directors.

Dave Clark, President and CEO of Uranium Resources, commented, “An internal compliance review identified a situation that caused us to be in non-compliance with NASDAQ’s rules governing director independence.  We immediately took the necessary steps to correct this temporary violation.  URI has always placed regulatory compliance at the highest level of corporate responsibility, and it is important to note that our internal control procedures were able to detect this situation, and we were able to correct it, in a timely manner.”

-MORE-

Uranium Resources, Inc. Regains Compliance with NASDAQ Rule 4350
December 31, 2007
Page  of 2 of 2
ABOUT URANIUM RESOURCES, INC.

Uranium Resources, Inc. explores for, develops and mines uranium.  Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas, where the Company currently has ISR mining projects.  URI also has 183,000 acres of uranium mineral holdings and approximately 92 million pounds of uranium in New Mexico.  The Company acquired these properties over the past 20 years along with an extensive information database.  URI’s strategy is to capitalize on the strong global market for uranium by fully developing its resource base in Texas and New Mexico, acquiring new assets and pursuing joint ventures or partnerships.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

###